                                  AGREEMENT BETWEEN
                          AMERICAN HONDA MOTOR COMPANY, INC.
                                         AND
                               UNITED AUTO GROUP, INC.


    This Agreement, dated October 4, 1996, entered between United Auto Group, Inc., a Delaware corporation with its principal place of business at 375 Park Avenue, 22nd Floor, New York, New York 10152, UAG West, Inc., a Delaware corporation with its principal place of business at 375 Park Avenue, 22nd Floor, New York, New York 10152, UAG Northeast, Inc., a Delaware corporation with its principal place of business at 375 Park Avenue, 22nd Floor, New York, New York 10152, DiFeo Partnership, Inc., a Delaware corporation with its principal place of business at 375 Park Avenue, 22nd Floor, New York, New York 10152, Danbury Auto Partnership, Inc., a New Jersey partnership corporation with its principal place of business at 102D Federal Road, Danbury, Connecticut 06810, certain stockholders of UAG that have executed the signatory page hereto (all of the above are collectively referred to herein as "UAG") and American Honda Motor Co., Inc. ("AHM"), a California corporation with its principal place of business at 1919 Torrance Boulevard, Torrance, California 90501.

WHEREAS, UAG is currently the owner, directly or through its Affiliates (as defined in Paragraph 1 below), in whole or in part, of a Honda automobile dealership; and

WHEREAS, UAG wants to issue stock in a public offering of securities anticipated to be traded on the New York Stock Exchange; and

WHEREAS, AHM has formulated the American Honda Motor Co., Inc. Policy on the Public Ownership of Honda and Acura Dealerships (the "Policy"); and

WHEREAS, AHM is willing to permit UAG (as an entity of which a minority portion is publicly owned) to own Honda and Acura dealerships, provided that UAG adheres to the Policy and the terms and conditions set forth in this Agreement; and WHEREAS, UAG is willing to adhere to the Policy and the terms set forth herein;

NOW THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  STRUCTURE OF RELATIONSHIP

         1.1 DEALERSHIPS ARE SEPARATE LEGAL ENTITIES. UAG shall create and/or maintain separate legal entities for each Honda and Acura dealership which it owns, directly or through an Affiliate, shall obtain a separate motor vehicle license for each dealership, and shall maintain separate financial statements for each such dealership. Consistent with AHM policy, the name "Honda" or "Acura," as applicable, shall appear in the d/b/a of each dealership. The Honda and/or Acura dealerships currently owned by UAG and/or approved by AHM for acquisition by UAG are listed in Schedule A, appended hereto. As used herein, "Affiliate" of, or a person or entity "affiliated" with, a specified person or entity, means a person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the person or entity specified. For the purpose of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, or the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of securities, by contract or otherwise.

         1.2 AGREEMENT TO AUTOMOBILE DEALER SALES AND SERVICE AGREEMENT. UAG hereby agrees to be bound by the terms of Honda and Acura Automobile Dealer Sales and Service Agreements (the "Dealer Agreements"), copies of which are appended hereto as Schedule B. UAG further agrees that each individual Honda and Acura dealership that it owns, in whole or in part, shall execute and be bound by the applicable Dealer Agreement.

         1.3 ADHERENCE TO THE POLICY. UAG and its Honda and Acura dealerships hereby agree to be bound by the terms of the Policy, a copy of which is appended hereto as Schedule C.

         1.4 TRANSFER OF OWNERSHIP OF HONDA AND ACURA DEALERSHIPS UPON OCCURRENCE OF THE INITIAL PUBLIC OFFERING. UAG understands and agrees that the public offering (the "Offering") of certain shares of the capital stock of UAG (the entire capital stock of UAG being referred to herein as the "UAG Stock") will constitute a change of ownership of the Honda and Acura dealerships that, pursuant to the Dealer Agreement, requires AHM's prior written approval. Provided that the representations and warranties in this Section are accurate and that UAG, its Honda and Acura dealerships, and UAG's shareholders adhere to the terms and conditions of this Agreement, the Policy, and the applicable Dealer Agreements, AHM hereby agrees to the transfer of certain shares of UAG Stock pursuant to the Offering as described herein. UAG hereby represents and warrants that it has provided all documentation and information to AHM pertaining to the public offering of UAG Stock, including but not limited to all filings with the SEC and other federal and state regulatory agencies (including, but not limited to, quarterly and annual financial statement filings, prospectuses and other materials related to UAG), all agreements between or among UAG and financial institutions and/or underwriters, and all agreements between or among UAG and its shareholders. One copy of this documentation and information has been filed with AHM and labeled Schedule X. UAG hereby further represents, warrants and covenants as follows:

              1.4.1 No more than 40% of the UAG Stock, including warrants, stock options and minority roll-up interests, will be offered in the Offering or otherwise become freely tradable or unrestricted at any time.

         Within three (3)business days, UAG shall notify AHM, in writing (the "Report"), of the sale, or offer to sell, to the public of any UAG Stock owned by any person or entity listed on Schedule D appended hereto (or as the same may be modified from time to time), which is an accurate list of all individuals and entities that own or who have options, warrants or minority roll-up interests to acquire UAG Stock ("Stockholders") and the number of shares of UAG Stock held by each and the percentage ownership of UAG Stock owned or controlled by each Stockholder. The Report shall include (A) the name of the person or entity that has made the sale or offer; (B) the date of the sale or offer; (C) the number of shares of UAG Stock that have been sold or offered; (D) the total number of shares of UAG Stock outstanding (including, but not limited to, restricted shares of UAG Stock, freely traded shares of UAG, warrants, stock options, and minority roll-up interests); and (E) the number of shares of UAG Stock that are registered and freely tradable (not including the shares of UAG Stock enumerated in (C) immediately above). "Public Stock" shall mean the sum of the shares of UAG Stock enumerated in (C) and (E) hereof. "Public Stock Percentage" shall mean the number of Public Stock (C+E) as a percentage of total UAG Stock (D). (Public Stock Percentage = [C+E]/D expressed as a percentage.)

         In the event that the Public Stock Percentage exceeds 40% (that is, [C+E]/D>.4), then UAG shall: (1) within thirty(30) days, take such steps or measures as may be required to prevent the proposed transfer, reacquire stock on the public market or take such other steps so that the Public Stock Percentage shall not exceed 40%; or (2) shall enter into an agreement to sell all of its Honda and/or Acura dealerships to one or more third parties which shall be acceptable to AHM (which agreement shall be subject to AHM's rights herein including, without limitation, Section 8.2 hereof); or (3) shall voluntarily relinquish its rights (including, without limitation, its ownership interests) to any and all Honda and Acura dealerships then owned, in whole or in part, by UAG or its Affiliates, and such rights shall revert to AHM.

              1.4.2  In addition to those persons or entities referred to in
Section 1.4.1 of this Agreement, Schedule D also lists those individuals or entities with ownership interests in the following Stockholder: Trace International Holdings, Inc. ("Trace"). On a continuing basis, UAG agrees to provide pertinent financial and business data on Trace as well as Aeneas Venture Corporation ("Aeneas") and AIF II, L.P. ("Apollo"), to the extent such documentation and information is reasonably available.

         1.5 RESTRICTIONS ON TRANSFER OF UAG STOCK BY RESTRICTED STOCKHOLDERS. Without AHM's prior written approval, Trace, Aeneas and Apollo (collectively, "Restricted Stockholders") shall not sell, transfer or in any manner encumber any UAG Stock nor enter into any agreement providing for the voting of UAG Stock as directed by any person or entity or in a specified manner or pursuant to a specified procedure, or grant any voting proxy or otherwise enter into any arrangement the purpose or effect of which is to vest in any other person or entity the voting rights of any UAG Stock held by the Restricted Stockholders. AHM will not approve any transfers of UAG Stock that it reasonably deems detrimental to AHM's interests as provided in Section 1.7 below, and any approved transfer may only be made on the condition that the transferee(s) and subsequent transferee(s) agree in writing to be bound by the terms of the Agreement to the same extent as if it had executed this Agreement as a Restricted Stockholder. Each certificate representing UAG Stock held by a Restricted Stockholder or any securities issued in respect of such UAG Stock shall be stamped or otherwise imprinted with a legend substantially in the following form:

    The shares represented by this certificate are subject to restrictions on transfer set forth in an Agreement between American Honda Motor Company, Inc. and the Corporation dated October 4, 1996, as amended, a copy of which will be furnished by the Corporation without charge upon written request.

         1.6 IDENTIFICATION OF OWNERS OF UAG. Schedule E, appended hereto, includes accurate documentation and information pertaining to each individual or entity that owns or controls 5% or more of the UAG Stock, whether such stock is freely tradable and/or restricted. In the event of any change of ownership that results in an individual or entity not listed on Schedule E obtaining ownership or control of 5% or more of UAG Stock, UAG shall provide AHM with the documentation and information required by Schedule E with respect to such person or entity to the extent the documentation and information is reasonably available. UAG will provide AHM with copies of all filings made with the SEC and comparable filings made with state agencies by persons or entities that own more than 5% of UAG and or any of its Affiliates. Without limiting the foregoing, UAG will use its best efforts to provide such information regarding such shareholders as AHM may from time to time request.

         1.7 RIGHT OF AHM TO DISAPPROVE ACQUISITIONS OF UAG STOCK. Without limiting the restrictions set forth in Section 1.5, AHM shall have the irrevocable right to disapprove of the acquisition of more than 5% of the shares of UAG Stock by any individual or entity if such acquisition is reasonably deemed detrimental to AHM's interests. Without limiting the foregoing, the parties agree that such acquisition or attempted acquisition may reasonably be deemed to be detrimental to AHM's interests if the acquiring individual or entity (a) competes with AHM or its parent, subsidiaries or Affiliates in manufacturing, marketing, or selling automotive products or services or is owned or controlled by or has a substantial economic interest in an entity that competes with American Honda or its parent, subsidiaries or Affiliates in manufacturing, marketing, or selling automotive products or services (not including an interest in a dealership selling products manufactured by a competing automobile manufacturer); (b) has criminal affiliations or a criminal record; (c) has less than an excellent credit rating or credit history; (d) has demonstrated unacceptable customer satisfaction index performance in any industry in which it has participated; or
(e) has had a prior relationship with AHM which AHM deems to have been unsatisfactory. Notwithstanding the immediately preceding sentence, as long as control of UAG remains in the hands of persons or entities approved by AHM, it is not AHM's intention to restrict reputable banks, mutual funds, insurance companies, and/or pension funds (collectively referred to herein as "Institutional Investors") from acquiring up to 15% of UAG Stock. Therefore, the parties further agree that, unless such Institutional Investor (i) is owned or controlled by or owns 10% or more [15% or more if such ownership is in the capacity as an investment advisor, trustee or custodian for the benefit of third parties] of, or controls, any person or entity that competes with AHM or its parent, subsidiaries or Affiliates in manufacturing, marketing, or selling automotive products or services (not including an interest in a dealership selling products manufactured by a competing automobile manufacturer); (ii) has criminal affiliations or a criminal record; or (iii) has acquired, or has reasonable likelihood of acquiring, a controlling interest in UAG, acquisition of up to 15% of UAG Stock by such Institutional Investor shall be presumed not to be detrimental to AHM's interests. The parties further agree that acquisition or control of more than 15% of UAG Stock by any party shall be subject to AHM's approval pursuant to the standards set forth above with respect to parties that acquire 5% or more of UAG Stock.

         UAG agrees that it will provide AHM with notice of any acquisition or proposed acquisition of UAG Stock of which UAG becomes aware with respect to which AHM has a right of disapproval pursuant to this Section 1.7. UAG shall make its best efforts to obtain and provide to AHM such documentation and information pertaining to the party or parties that have acquired or are proposing to acquire the UAG Stock that AHM would need to exercise its right of disapproval. Unless AHM objects in writing to such acquisition within 180 days of receiving completed documentation and information from UAG pertaining thereto, AHM shall be deemed to have approved such acquisition. In the event AHM disapproves of such acquisition, UAG and its then current shareholders shall make their best efforts to prevent such acquisition or, if it has already taken place, to reacquire the shares of UAG Stock so transferred. In the event that UAG is unable to prevent such acquisition or reacquire the shares of UAG

Stock, AHM may invoke the purchase provisions of Section 9.3 hereof.

         1.8 DESIGNATION OF UAG'S EXECUTIVE MANGER. UAG shall designate Carl Spielvogel as its Executive Manager. The Executive Manager shall have operational control of UAG and shall have final authority to decide any dealership matters not within the authority of the Dealer Manager. UAG may not change its Executive Manager without the prior written approval of AHM, which approval shall not be unreasonably withheld.

         1.9 NO FURTHER PUBLIC OFFERINGS OF STOCK WITHOUT AHM'S PRIOR WRITTEN APPROVAL. UAG shall not make any further public offerings of UAG Stock without AHM's prior written approval. UAG shall submit any proposals to make other public offerings of UAG Stock to AHM in the manner set forth in the Policy and AHM shall evaluate such proposal in accordance therewith. The restriction in this Section 1.9 on making further public offerings of UAG Stock shall not be construed to prevent any registration of shares of UAG Stock issuable to employees pursuant to employee stock options; however, shares of UAG Stock so registered shall be considered to be Public Stock as defined in Section 1.4.1 of this Agreement which total Public Stock shall not be in excess of 40% of total UAG Stock.

         1.10 NO PUBLIC OWNERSHIP OF INDIVIDUAL DEALERSHIPS. UAG will not use a public ownership structure for any of its Honda and/or Acura dealerships.

         1.11 CHANGE OF CONTROL OF UAG. UAG acknowledges and agrees that AHM has the right to ensure that its dealerships remain under the control of persons and/or entities with a full-time commitment to the sales and service of Honda Products or Acura Products (as the case may be). UAG recognizes the legitimacy of AHM's concern (as more fully set forth in the Policy) that public ownership of dealerships, if unrestricted, could lead to the loss of AHM's control over the selection of the individuals who sell and service Honda Products or Acura Products. Therefore, in the event that a controlling interest in UAG or any of its Affiliates that own Honda or Acura dealers is acquired or threatened to be acquired by an individual or entity not specifically approved by AHM, UAG agrees that AHM may terminate its Dealer Agreement(s) with the Honda and/or Acura dealership(s) then owned by UAG and/or exercise the right to purchase set forth in Section 9.3. As used herein, "controlling interest" means (a) ownership or practical control of shares of UAG or its Affiliates sufficient to appoint or control either the management or the board of directors thereof or (b) the practical ability to make the day-to-day and/or policy decisions of a Honda or Acura dealership.

2.  FUTURE ACQUISITIONS BY UAG OF HONDA AND ACURA DEALERSHIPS

         2.1 RIGHT OF APPROVAL BY AHM. Neither UAG nor any UAG Affiliate (as defined above) shall acquire any interest in any Honda or Acura dealership not listed on Schedule A without AHM's prior written approval. Approval shall be at AHM's sole discretion and will be evaluated in light of the then current Policy and AHM's then current business interests. Without limiting the foregoing, in no event will AHM approve any such acquisition unless all Honda and Acura dealerships owned or controlled by UAG and/or its Affiliates are (a) in full compliance with all of the terms of its Dealer Agreement and this Agreement; and
(b) meet all of the applicable Honda or Acura policies and performance expectations.

         2.2 OWNERSHIP OF CONTIGUOUS DEALERSHIPS. UAG and/or its Affiliates shall not own contiguous Honda and/or Acura dealerships.

         2.3 OWNERSHIP OF MULTIPLE DEALERSHIPS. UAG shall not own or control, directly or through an Affiliate, Honda or Acura dealerships in excess of the numbers set forth below:

              2.3.1 HONDA. UAG shall not hold an ownership interest, directly or through an Affiliate, in a multiple number of Honda dealerships as provided below: (a) in a "Metro" market (a "Metro" market is a metropolitan market area represented by two or more Honda Dealer points) with two (2) to ten (10) Honda dealership points (inclusive), no Dealer Owner may own, operate or have an interest in more than one (1) Honda dealership; (b) in a Metro market with eleven (11) to twenty (20) Honda dealership points (inclusive), no Dealer Owner may own, operate or have an interest in more than two (2) Honda dealerships; (c) in a Metro market with twenty-one (21) or more Honda dealership points (inclusive), no Dealer Owner may own, operate or have an interest in more than three (3) Honda dealerships; (d) 4% of the Honda dealerships in any one of the ten Honda Zones; and (e) seven (7) Honda dealerships nationally.

              2.3.2 ACURA. UAG shall not hold an ownership interest, directly or through an Affiliate, in more than: (a) one (1) Acura dealership in a Metro market (as used herein, "Metro" market is a Metropolitan market area represented by two or more Acura dealer points); (b) two (2) Acura dealerships in any one of the six Acura Zones; and (c) three (3) Acura dealerships nationally.

         2.4 PROPOSED ACQUISITION IN EXCESS OF LIMITS. If the purchase of any Honda or Acura dealership would result in exceeding the limits set forth in this
Section 2, AHM will reject UAG's application for approval of the ownership transfer until such time as UAG shall divest itself of the appropriate number of dealerships to bring it into compliance with the requirements of this Agreement at which time AHM will reconsider the proposal in light of the Policy. In case of such divestiture, AHM may invoke the purchase option/right of first refusal provisions of Section 8.2 hereof.

3.  SEPARATE, FREESTANDING, EXCLUSIVE DEALERSHIPS

         3.1  MAINTENANCE OF EXCLUSIVE DEALERSHIP PREMISES.  Each Honda or
Acura dealership owned by UAG or its Affiliates shall be maintained as separate, freestanding Dealership Operations that meet complete and timely compliance with facility design and image enhancements to AHM's brand image, functionality and capacity standards and guidelines, which standards and guidelines AHM may reasonably modify from time to time, and shall exclusively offer a full range of Honda Products and services or Acura Products and services and do not offer competing products or services from its Dealership Premises.

         3.2 FULL LINE OF PRODUCTS AND SERVICES. UAG shall make available to the customers at each of its Honda dealerships all Honda Products and services, including, but not limited to, vehicles, Genuine Parts and Accessories, American Honda Finance Corporation retail financing services (whether for purchases or leases), Honda Vehicle Service Contracts, and Honda Certified Used Car Program. UAG shall make available to the customers at each of its Acura dealerships all Acura Products and services, including vehicles, Genuine Parts and Accessories, American Honda Finance Corporation retail financing services (whether for purchases or leases), Acura Vehicle Service Contracts, and Acura Preferred Pre-Owned Program.

         3.3 TREATMENT AS INDEPENDENT DEALERSHIPS. For allocation and other purposes, transfer of Honda or Acura Automobiles from one dealership to another dealership owned by the same entity will be treated the same as a transfer between separately-owned dealers.

         3.4 INDEPENDENT REPORTING REQUIREMENTS. Each Honda and Acura dealership shall have the same reporting requirements as all other Honda and Acura dealerships, including fully audited dealership-specific financial information. Each individual dealership must meet the capitalization requirements and other requirements set forth in its individual Dealer Agreement. The corporate by-laws of the individual corporation that actually owns the Honda or Acura dealership must restrict it from engaging in any activity other than the ownership and maintenance of a Honda or Acura dealership, as the case may be.

4.  DEALER MANAGERS

         4.1 APPROVAL BY AHM. Each Honda and Acura dealership owned or controlled by UAG shall have a qualified Dealer Manager, approved by AHM (subject to the exception noted in Section 4.2 below). Each Dealer Manager shall work at the Honda or Acura Dealership Premises, shall devote all efforts to the management of the dealership and shall have no other significant business interests or management responsibilities.

         4.2 TRIAL PERIOD. Whenever UAG nominates a new Dealer Manager candidate for a Honda or Acura dealership, AHM shall have the right to withhold a decision concerning approval or rejection of the candidate for a trial period of up to one year, at its sole discretion; provided, however, that the candidate may operate in the capacity of Dealer Manager until AHM has approved or rejected the candidate.

         4.3 AUTHORITY OF DEALER MANAGER. UAG shall advise AHM in writing of the limitations, by category and, where applicable, by specific action, on the authority of the Dealer Manager regarding the operation of the dealership. Without limiting the foregoing, the Dealer Manager must have the authority to run the day-to-day operations of the dealership and the capacity to enter into substantial transactions (e.g., the placement of orders for Honda or Acura Automobiles and Genuine Parts and Accessories) on behalf of the dealership.

5.  REPRESENTATION ON HONDA AND ACURA DEALER ORGANIZATIONS

         No more than one representative each from the Honda, and separately, Acura dealerships owned, directly or through an Affiliate, by UAG, may serve on the Honda National Dealer Advisory Board, the Acura National Dealer Council or any future Honda or Acura national board(s) which may be established, and no more than one representative each may serve on either a Honda or Acura Zone Advisory Board/Council, or Honda Advertising Triad or Acura advertising counsel (should one be established in the future). Such representative must be involved on a full-time basis in the day-to-day operation of the dealership which it is appointed to represent and must otherwise comply with the bylaws of the applicable organization.

6.  DEALERSHIP PERSONNEL TRAINING

         UAG shall not substitute training courses of its own for those provided or sponsored by AHM without the prior written approval of AHM, which approval shall be in AHM's sole discretion. In no event will AHM approve UAG training courses unless the trainers are certified pursuant to Honda's or Acura's certification programs, as applicable.

7.  PROSPECTUS DISCLAIMER AND INDEMNIFICATION AND HOLD HARMLESS AGREEMENT

         UAG shall place in its registration statement and its prospectus, as well as in any other document offering shares in UAG Stock to public or private investors, the following disclaimer:

    No Manufacturer (as defined in this Prospectus) has been involved, directly or indirectly, in the preparation of this Prospectus or in the offering being made hereby. No Manufacturer has made any statements or representations in connection with the offering or has provided any information or materials that were used in connection with the Offering, and no Manufacturer has any responsibility for the accuracy or completeness of this Prospectus.

UAG shall indemnify and hold harmless AHM pursuant to the terms of the Indemnification Agreement set forth in Schedule F to this Agreement.

8.  TRANSFER OF DEALERSHIPS BY UAG.

         8.1 SALE OF OWNERSHIP INTEREST IN DEALERSHIP. This is a personal services Agreement based upon personal skills, service, qualifications and commitment of UAG, its Executive Manager, and its Dealer Managers. For this reason, and because AHM has entered into this Agreement in reliance upon UAG's, its Executive Manager's, and its Dealer Managers' qualifications, without limiting any of the other restrictions on transfer of ownership set forth in this Agreement, UAG agrees to obtain AHM's prior written approval of any proposed transfer of any ownership interest in a Honda or Acura dealership owned by UAG.

         Without limiting the foregoing, in the event of such proposed transfer, AHM shall not be obligated to renew the applicable Dealer Agreement or to execute a new Dealer Agreement with UAG or the proposed transferee unless (a) UAG first makes arrangements acceptable to AHM to satisfy any outstanding indebtedness to AHM; (b) the proposed transfer conforms to this Agreement and the Policy; and (c) the transferee agrees to the terms and conditions of this Agreement and the Policy.

         8.2  RIGHT OF FIRST REFUSAL OR OPTION TO PURCHASE

              8.2.1 RIGHTS GRANTED. If a proposal to sell a dealership's assets or transfer its ownership is submitted by UAG to AHM, AHM has a right of first refusal or option to purchase the dealership assets or stock, including any leasehold interest or realty. AHM's exercise of its right or option under this Section supersedes UAG's right to transfer its interest in, or ownership of, the dealership. AHM's right or option may be assigned by it to any third party and AHM hereby guarantees the full payment to UAG of the purchase price by such assignee. AHM may disclose the terms of any pending ownership transfer agreement and any other relevant dealership performance information to any potential assignee. AHM's rights under this Section will be binding on and enforceable against any assignee or successor in interest of UAG or purchaser of UAG's assets.

              8.2.2 EXERCISE OF AHM'S RIGHTS. AHM shall have 180 days from AHM's receipt of all completed documentation and information customarily required by it to evaluate a proposed transfer of ownership in which to exercise its option to purchase or right of first refusal. AHM's exercise of its right of first refusal under this Section neither shall be dependent upon nor require its prior refusal to approve the proposed transfer.

              8.2.3 RIGHT TO FIRST REFUSAL. If UAG has entered into a bona fide written ownership transfer agreement for its dealership business or assets, AHM's right under this Section is a right of first refusal, enabling AHM to assume the buyer's rights and obligations under such ownership transfer agreement, and to cancel this Agreement and all rights granted UAG. Upon AHM's request, UAG agrees to provide other documents relating to the proposed transfer and any other information which AHM deems appropriate, including, but not limited to, those reflecting other agreements or understandings between the parties to the ownership transfer agreement. Refusal to provide such documentation or to state that no such documents exist shall create the presumption that the ownership transfer agreement is not a bona fide agreement.


              8.2.4 OPTION TO PURCHASE. If UAG submits a proposal which AHM determines is not bona fide or in good faith, AHM has the option to purchase the principal assets of UAG utilizing the dealership business, including real estate and leasehold interest, and to cancel this Agreement and the rights granted UAG. The purchase price of the dealership assets will be determined by good faith negotiations between the parties. If an agreement cannot be reached, the purchase price will be exclusively determined as set forth in Section 9.3 of this Agreement.

              8.2.5 UAG'S OBLIGATIONS. Upon AHM's exercise of its right or option and tender of performance under the ownership transfer agreement or upon whatever terms may be expressed in the ownership transfer agreement, UAG shall forthwith transfer the affected real property by warranty deed conveying marketable title free and clear of all liens, claims, mortgages, encumbrances, tenancies and occupancies. The warranty deed shall be in proper form for recording, and UAG shall deliver complete possession of the property and deed at the time of closing. UAG shall also furnish to AHM all copies of any easements, licenses or other documents affecting the property or dealership operations and shall assign any permits or licenses that are necessary or desirable for the use of or appurtenant to the property or the conduct of such Dealer Operations. UAG also agrees to execute and deliver to AHM instruments satisfactory to AHM conveying title to all personal property, including leasehold interests, involved in the transfer or sale to AHM. If any personal property is subject to any lien or charge of any kind, UAG agrees to procure the discharge and satisfaction thereof prior to the closing of sale of such property to AHM.

9.  REMEDIES OF AHM.

         9.1 CUMULATIVE REMEDIES. All of AHM's remedies set forth herein are cumulative. No explicit listing of any remedy shall foreclose AHM from seeking any remedy at laws or in equity, including injunctive relief, that would otherwise be available to it.

         9.2 INJUNCTIVE RELIEF. UAG agrees that any breach by UAG or its Affiliates of the covenants set forth in this Agreement that pertain to the ownership, control, transfer, and/or operation of Honda or Acura dealerships would result in irreparable harm to AHM and therefore agrees that AHM shall be entitled to emergency, preliminary and permanent injunctive relief to prevent such breaches.

         9.3 RIGHT TO PURCHASE. UAG understands and acknowledges that AHM has the right to maintain a personal relationship with its dealers and a healthy and competitive dealer network and that the Policy and this Agreement are designed to ensure the protection of that right and the integrity of the dealer network while at the same time enabling UAG to raise capital through the public offering of stock. Therefore, in the event that UAG materially breaches the Policy or this Agreement, in addition to any other remedies that AHM might have, upon notice from AHM, AHM may exercise its right to purchase, and UAG agrees that it will sell, all assets of its Honda and Acura dealerships at their then current fair market value and on the terms set forth in Section 8.2.5 and that the applicable Dealer Agreements will terminate upon such sale. In the event that UAG or any of its Honda or Acura dealerships materially breaches any applicable Honda or Acura Dealer Agreement(s), in addition to any other remedies that AHM might have, upon notice from AHM, AHM may exercise its right to purchase, and UAG agrees that it will sell, the assets of the affected Honda and/or Acura dealerships or all Honda and Acura dealerships, at their then current fair market value and on the terms set forth in Section 8.2.5 and that the applicable Dealer Agreements will terminate upon such sale. Any dispute as the fair market value of such dealerships will be resolved by arbitration as described in
Section 10 hereof. In such arbitration, the Arbitrator shall be empowered only to determine (1) whether a material breach took place; and, (2) if so, the fair market value of the dealerships at issue. The arbitrator in such proceeding shall not have the power to award any other damages or other relief. If the arbitrator finds a material breach, UAG shall transfer the dealerships to AHM or its designee at the fair market value determined by the arbitrator without the necessity of further legal action by AHM. The arbitrator's decision shall be unappealable and unreviewable. If, in violation of the terms hereof, UAG requires AHM to obtain a court judgment to enforce the arbitrator's decision, that decision shall be enforceable in any court of competent jurisdiction and UAG agrees to pay the costs and attorneys' fees expended in connection therewith. The foregoing arbitration shall not, without the consent of both parties, be consolidated with any other arbitration initiated by a party pursuant to Section 10 hereof.

10. DISPUTE RESOLUTION

         Except as modified in Section 9.3 immediately above, any controversy or claim arising out of or relating to the Agreement, or the breach thereof, or any failure to agree where agreement of the parties is necessary pursuant hereto, including the determination of the scope of this agreement to arbitrate, shall be resolved by the following procedures:

         10.1 ATTEMPT TO RESOLVE DISPUTE. The parties shall use all reasonable efforts to amicably resolve the dispute through direct discussions. The senior management of each party commits itself to respond promptly to any such dispute. Any party may send written notice to the other parties identifying the matter in dispute and invoking the procedures of this article. Within ten (10) days after such written notice is received, unless a delay is agreed to by both parties to the dispute or the parties agree to confer by telephone, one or more senior management of each party shall meet in Los Angeles, California to attempt to amicably resolve the dispute by written agreement. If said dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation in Los Angeles and administered by the American Arbitration Association ("AAA"), pursuant to the Commercial Mediation Rules of the AAA at the time of submission prior to resorting to binding arbitration.

         10.2 APPLICATION TO BINDING ARBITRATION. If after forty-five (45) days from the first written notice of dispute, the parties fail to resolve the dispute by written agreement or mediation, either party may submit the dispute to final and binding arbitration administered by the AAA, pursuant to the Commercial Arbitration Rules of the AAA at the time of submission. The arbitration shall be held in Los Angeles before a single neutral, independent, and impartial arbitrator (the "Arbitrator").

         10.3 BINDING ARBITRATION PROCEDURE. Unless the parties have agreed upon the selection of the Arbitrator before then, the AAA shall appoint the Arbitrator as soon as practicable, but in any event within thirty (30) days after the submission to AAA for binding arbitration. The arbitration hearings shall commence within forty-five (45) days after the selection of the Arbitrator. Unless the Arbitrator otherwise directs, each party shall be limited to three pre-hearing depositions lasting no longer than 6 hours each. The parties shall exchange documents to be used at the hearing no later than ten
(10) days prior to the hearing date. Unless the Arbitrator otherwise directs, each party shall have no longer than three days to present its position, the entire proceedings before the

Arbitrator shall be on no more than eight hearing days within a three week period. The Arbitrator's award shall be made no more than thirty (30) days following the close of the proceeding. The Arbitrator's award may not include consequential, exemplary, or punitive damages. The Arbitrator's award shall be a final and binding determination of the dispute and shall be fully enforceable in any court of competent jurisdiction. the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses, including arbitration administration fees, incurred in connection with such proceeding. Except in a proceeding to enforce the results of the arbitration, neither party nor the Arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

         10.4 EXCEPTIONS. Notwithstanding the foregoing, either party may, without recourse to arbitration, assert against the other party a third-party claim, cross-claim or like claim in any action brought by a Third Party to which this Agreement or the obligations of the parties hereunder may pertain. Nothing herein shall prevent a party from seeking injunctive relief, where appropriate, from a court of competent jurisdiction pending the outcome of any arbitration concerning the subject of such arbitration or when authorized by an arbitrator's award or when emergency relief is required.

11. ENTIRE AGREEMENT OF THE PARTIES

         There are no prior agreements or understandings, either oral or written, between the parties affecting this Agreement, except as otherwise specified or referred to in this Agreement. No change or addition to, or deletion of any portion of this Agreement shall be valid or binding upon the parties hereto unless approved in writing signed by an officer of each of the parties hereto. The parties acknowledge that each of them have been represented by counsel and are substantial entities with considerable resources. This Agreement has been fully negotiated. No provision of this Agreement shall be construed against a party on the ground that the party or its attorneys drafted it.

12. SEVERABILITY

         If any provision of this Agreement should be held invalid or unenforceable for any reason whatsoever, or conflicts with any applicable law, this Agreement will be considered divisible as to such provision(s), and such provision(s) will be deemed amended to comply with such law, or if it (they) cannot be so amended without materially affecting the tenor of the Agreement, then it (they) will be deemed deleted from this Agreement in such jurisdiction, and in either case, the remainder of the Agreement will be valid and binding. Notwithstanding the foregoing, if, as a result of any provision of this Agreement being held invalid or unenforceable, AHM's ability to control the selection of the Dealer Owner, Executive Manager, or the Dealer Manager or to otherwise maintain its ability to exercise reasonable discretion over the selection of the actual individual who is managing a Honda or Acura dealership is materially restricted beyond the terms of this Agreement or the Dealer Agreement, AHM shall be permitted to invoke the purchase provisions of Section
9.3 hereof.

13. NO IMPLIED WAIVERS

         The failure of either party at any time to require performance by the other party of any provision herein shall in no way affect the right of such party to require such performance at any time thereafter, nor shall any waiver by any party of a breach of any provision herein constitute a waiver of any succeeding breach of the same or any other provision, nor constitute a waiver of the provision itself.

14. AHM POLICIES

         AHM has adopted certain policies which are attached hereto as Schedule
G. UAG hereby agrees to abide by these policies as attached hereto and as reasonably amended by AHM from time to time, and other policies promulgated in the future by AHM. In addition, AHM has expressed a commitment to diversity in management and among employees. UAG hereby agrees to adhere to that commitment by seeking to achieve diversity among the management personnel and employees it appoints in connection with the Honda and Acura dealerships it owns or controls. Without limiting the foregoing, UAG hereby agrees that its dealerships will meet or exceed (with respect to both the applicable zone and the United States as a whole) average Honda and/or Acura dealership performance (as such performance is measured by AHM, now or in the future) with respect to customer satisfaction, sales, and market share.

15. APPLICABLE LAW

         This Agreement shall be governed by and construed according to the laws of the State of California.

16. BENEFIT

         This Agreement is entered into by and between AHM and UAG for their sole and mutual benefit. Neither this Agreement nor any specific provision contained in it is intended or shall be construed to be for the benefit of any third party.

17. NOTICE TO THE PARTIES

         Any notices permitted or required under the terms of this Agreement shall be directed to the following respective addresses of the parties, or if either of the parties shall have specified another address by notice in writing to the other party, then to the address last specified:

                   AMERICAN HONDA MOTOR CO., INC.
                   Acura Division
                   1919 Torrance Boulevard
                   Torrance, California 90501
                   Attention:  Acura Dealer Development Department

                   AMERICAN HONDA MOTOR CO., INC.
                   Honda Division
                   1919 Torrance Boulevard
                   Torrance, California 90501
                   Attention:  Dealer Placement Department

                   with a copy to:

                   Associate General Counsel
                   HONDA NORTH AMERICA, INC.
                   Law Department
                   700 Van Ness Avenue
                   Torrance, California 90509-2206

                   UNITED AUTO GROUP
                   375 Park Avenue
                   22nd Floor
                   New York, New York 10152
                   Attention:  Carl Spielvogel, Chairman and C.E.O.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       UNITED AUTO GROUP, INC.
                                       By:________________________________
                                          Carl Spielvogel, Chairman and
                                          Chief Executive Officer

                                       UAG NORTHEAST, INC.

                                       By:________________________________
                                       Title:_____________________________

                                       UAG WEST, INC.

                                       By:________________________________
                                       Title:_____________________________

                                       DIFEO PARTNERSHIP, INC.

                                       By:________________________________
                                       Title:_____________________________

                                       DANBURY PARTNERSHIP, INC.

                                       By:________________________________
                                       Title:_____________________________

                                       RESTRICTED STOCKHOLDERS

                                       TRACE INTERNATIONAL HOLDINGS, INC.

                                       By:________________________________
                                       Title:_____________________________

                                       AENEAS VENTURE CORPORATION

                                       By:_______________________________
                                       Title:____________________________

                                       AIF II, L.P.

                                       By:_______________________________
                                       Title:____________________________

                                       AMERICAN HONDA MOTOR CO., INC.
                                       Acura Division

                                       By:_______________________________
                                          Richard B. Thomas
                                          Executive Vice President
                                          Acura Division

                                       AMERICAN HONDA MOTOR CO., INC.
                                       Honda Division

                                       By:_______________________________
                                          Richard Colliver
                                          Senior Vice President
                                          Automobile Sales Division

                            AMERICAN HONDA MOTOR CO., INC.

                            POLICY ON THE PUBLIC OWNERSHIP
                            OF HONDA AND ACURA DEALERSHIPS
I.  OBJECTIVES

    In this policy on the Public Ownership of Honda and Acura Dealerships (the "Policy"), American Honda Motor Co., Inc. ("American Honda") addresses several issues raised by the recent announcement by certain entities which own automobile dealerships that they intend to offer stock for sale to the public. Proposals for the public ownership of automobile dealerships have been widely publicized in the press. American Honda has been asked by several dealers and the National Automobile Dealers Association to state its position on the public ownership of Honda and Acura dealerships. This Policy is an effort to address these inquiries by providing guidelines for the ownership of Honda and Acura dealerships that assist Dealer Owners and potential Dealer Owners in assessing whether a particular form of ownership is consistent with American Honda's standards for its dealerships.

II. BACKGROUND

    A.   THE PERSONAL NATURE OF THE DEALER OWNER RELATIONSHIP

         There is no simple "yes" or "no" answer to the question, "Will
American Honda permit transfer of a dealership to a publicly-owned corporation?" The answer depends on whether the proposed form of ownership preserves the individualized relationship between the Dealer Owner and the local community, on the one hand, and American Honda and the Dealer Owner, on the other hand.

         Despite the recent increase of mass marketing (including the advent over the last twenty years of so-called "category killers" such as the toy store giants that have replaced neighborhood toy stores and the hardware giants that have replaced local hardware stores), American Honda continues to believe that automobile sales and service are most effectively done through dedicated, local dealerships with strong ties to the community. For most automobile purchasers, the decision to buy a new car is a major financial commitment and is only made after extensive deliberation. Although competitive price is undoubtedly a major factor in the buying decision, American Honda believes strongly that the building of a relationship between the dealer and the buyer, particularly the development of trust in the quality of the product and the service provided by Honda dealers has, over the years, been a major selling point that has distinguished Honda and Acura vehicles from the competition. When a first-time new car buyer purchases a Honda vehicle,

American Honda believes that we have a great opportunity to make that customer a life-time Honda and Acura buyer -- because we provide the best products and the best service through the most dedicated and committed dealers.

         In order to ensure that Honda and Acura dealers provide the advice and service required by new car buyers, American Honda attempts to select the best people to be its dealers and requires that these people maintain personal control over dealership operations. Because individual Dealer Owners have considerable autonomy as to how they run their dealerships, American Honda's influence over the quality of its dealerships depends in large part on how wisely it selects its dealers. Although no process is perfect, American Honda believes that over the years it has done an excellent job of selecting Dealer Owners and is extremely proud of the quality of its dealerships.

    B.   THE DEALER AGREEMENT

         The Honda or Acura Automobile Dealer Sales and Service Agreement (the "Dealer Agreement") between American Honda and its dealers includes a number of provisions that ensure that the relationship between American Honda and its dealers will remain personal. Section C of the Dealer Agreement states:
"Dealer covenants and agrees that this Agreement is personal to Dealer, to the Dealer Owner, and to the Dealer Manager, and American Honda has entered into this Agreement based upon their particular qualifications and attributes and their continued ownership or participation in Dealership Operations." Sections C and D of the Dealer Agreement name the specific individuals who own the dealership, their percentage of ownership, the individual who will function as the Dealer operator and the individual who will function as the Dealer Manager. Section J states: "Neither this Agreement, nor any part thereof or interest therein, may be transferred or assigned by Dealer, directly or indirectly, voluntarily or by operation of law, without the prior written consent of American Honda." In Section 8.1 of the Dealer Agreement, "Dealer agrees that American Honda has the right to select each successor and replacement dealer and to approve its owners and principal management." Dealers must inform American Honda in writing of any potential change in the ownership or management listed in Sections C and D. Prior to taking effect, such changes must be approved in writing by American Honda. American Honda's approval will not be unreasonably withheld.

    C.   THE POTENTIAL BENEFITS OF PUBLIC INVESTMENT IN DEALERSHIPS

         Public investment in dealerships offers potential benefits to both American Honda and its dealers. American Honda needs exclusive Honda or Acura dealerships with separate, free-standing state-of-the-art facilities at prime locations to meet its long term business objectives. American Honda dealers need to compete vigorously and such competition may include expanded and improved showrooms, upgraded computerization, the introduction of various customer amenities, etc. The ability to raise capital through public offerings of stock provides an additional means of financing improvement in dealership facilities and operations.

    D.   THE TENSION BETWEEN PERSONAL RELATIONSHIP AND PUBLIC OWNERSHIP

         American Honda believes that the quality of the individuals who serve as Honda or Acura dealers and Dealer Managers is essential to the success of American Honda and the dealerships. Therefore, American Honda is determined to maintain its personal relationships with its Dealer Owners and Dealer Managers and to continue to exercise the right of approval of changes in dealer ownership and management as set forth in the Dealer Agreement. To the extent that public ownership of a Honda or Acura dealership means that the Dealer Manager will be appointed by a board of directors selected by owners of publicly-traded stock, such an arrangement is inconsistent with American Honda's needs and the Dealer Agreement. On the other hand, public ownership of a portion of the shares of a dealership may be consistent with American Honda's objectives in cases in which a controlling interest in the dealership is maintained by a specified Dealer Owner and the dealership is managed by a specified Dealer Manager. The following guidelines are an attempt to reconcile the tension between American Honda's need for a personal relationship with each dealer and dealer proposals for public ownership of an interest in dealerships.

III. PUBLIC OWNERSHIP GUIDELINES

    A. CASE-BY-CASE DETERMINATION. As in the past, American Honda will evaluate requests to transfer ownership of Honda and Acura dealerships on a case-by-case basis. Proposals to transfer ownership to entities with publicly-traded shares will be reviewed based on the standards set forth in this Policy. AMERICAN HONDA RESERVES THE RIGHT, IN ITS SOLE BUSINESS JUDGMENT, TO APPROVE OR REJECT SUCH TRANSFERS.

    B. PROPOSALS TO BE SUBMITTED IN WRITING. All proposals to transfer ownership of Honda and Acura dealerships must be submitted in writing to American Honda and must include:

         1. A list of the individuals and entities that will own PRIVATELY-HELD SHARES of the dealership, including the amount of shares owned by such individual or entity and information and documentation about each such individual or entity; in the case of entities owning or controlling such privately-held shares, a list of the individuals owning such entities and information and documentation about such individuals;

         2. With respect to ownership interests not listed in accordance with subsection 1, immediately above, a list of the individuals and entities that will own or control 5% or more of the dealership (either through ownership of publicly-held stock or any combination of privately-held stock and publicly-held stock or any other arrangement), including information and documentation about each such individual or entity;

         3. The number and percentage (if any) of the shares of the entity that owns the dealership that will be publicly traded;

         4. A detailed description, including flow charts, of the proposed structure of the entities that will own and/or control the dealership and the relationship of the Dealer Owner to these entities, including, with respect to entities with a significant interest in the Dealer Owner, a description of the individuals holding such interest;

         5. The name and a brief biography of the individual who will function as Dealer Manager and a detailed description of the functions and responsibilities of the Dealer Manager;

         6. Complete financial documents (including but not limited to the most recent and the prior year end audited financial statements of any entity proposing to obtain any interest equal to or greater than 5% of a dealership or 5% of an entity that owns a dealership), indicating, among other things, the amount of capitalization of the dealership and the verifiable sources of such capitalization;

         7. A detailed description of the proposed use of the funds to be raised from the public investment;

         8. The articles and bylaws of the entity or entities that will own and/or control the dealership;

         9. Copies of the proposed transactional documents that will be used to effectuate the transaction, including, without limitation, copies of any government filings and contracts pertaining thereto; and

         10. Copies of any additional documents that the transferees, transferors and other parties having a substantial interest in the transaction have that American Honda would reasonably need to evaluate the proposal.

         After receipt of complete documentation for the Proposal, as outlined above, and due consideration thereof, American Honda will provide the party submitting the proposal with a preliminary assessment of the proposed transaction. NO FINAL DECISION ON THE PROPOSAL WILL BE MADE UNTIL SUBMISSION OF

FINAL VERSIONS OF ITEMS 1 THROUGH 10 WITH ANY OTHER DOCUMENTATION REQUESTED BY AMERICAN HONDA AND AMERICAN HONDA AND THE NEW OWNERSHIP ENTITY AGREE ON AND ENTER INTO A DEALER AGREEMENT.

         It is not advisable to make any expenditures or commitments, or to enter into any contracts or incur any obligations on the assumption that authorization of a proposal will be granted. Any such expenditures, commitments or obligations, financial or otherwise, made or entered into by a dealer in anticipation of authorization of a proposal, and prior to: (1) receipt of final written approval by American Honda and (2) execution of the necessary documents as described above (including a new Dealer Agreement) are made entirely at the dealer's own risk and without any liability on the part of American Honda.

    C.   GUIDES TO PREPARATION OF AN ACCEPTABLE PROPOSAL

         In preparing the documents listed immediately above, the dealer should keep in mind the following list of standards (which is intended to provide guidance, not to be a complete list) to which American Honda will require adherence:

         1. All dealerships must have a qualified Dealer Manager acceptable to American Honda. American Honda's right of prior written approval of any change of Dealer Manager must be incorporated into the transactional documents. The Dealer Manager should be a well-respected, civicly-active member of the community. As discussed above, personal involvement by Dealer Managers in Dealership Operations is an important means of ensuring that Honda and Acura dealerships are run with a high level of attention, care and commitment. The Dealer Manager must maintain control over the day-to-day operations of the dealership and the transactional documents should set forth in detail the level of autonomy that the Dealer Manager will exercise, including, for example, the amount of money that the Dealer Manager will be empowered to transfer. Dealerships must abide by American Honda's commitment to encourage diversity of persons in dealer management positions.

         2. The Dealer Owner's Executive Manager (that is, the person who has operational control of the entity that owns and/or controls the dealership) should be an experienced, well-respected executive with final authority to decide any dealership matters not within the authority of the Dealer Manager.

         3. Dealerships are non-transferable without the prior written consent of American Honda. Because the shares of publicly-owned corporations are freely transferable, the percentage of public ownership must be restricted so that a controlling interest of the dealership remains in the hands of approved individuals. It follows that the controlling interest in the entity that controls the dealership cannot be transferred without the prior written consent of American Honda. In no event may the percentage of public ownership of a dealership exceed the percentage of private ownership by American Honda-approved individuals and privately-held entities. To the extent that an entity not approved by American Honda attempts to acquire control and/or ownership of a dealership, the Dealer Agreement with American Honda must provide for termination of the Dealer Agreement and/or American Honda's right to acquire the dealership at its fair market value.

         4. The controlling interest in Honda or Acura dealerships must remain in the hands of a person or entity engaged predominantly in the sale and service of new automobiles. For example, American Honda will not approve transfer of dealerships or entities that control dealerships to general retailers or retailers that deal primarily in non-automotive products.

         5. American Honda will not approve the transfer of Honda or Acura dealerships to entities that are known to have significant investments in companies that compete with American Honda or its parent, subsidiaries or Affiliates in manufacturing, marketing, or selling automotive products or services.

         6. Public corporations having an ownership interest in the dealership and the individuals and entities that control such public corporations (but not persons whose ownership interest is limited to passive ownership of 5% or less of the shares of public corporations) must agree to obtain American Honda's approval before acquiring an interest in any other Honda or Acura dealership. American Honda reserves the right to limit the number and/or location of Honda and Acura dealerships that can be owned or controlled by any one individual or corporation. In the future, except where a specific finding is made by American Honda that such acquisition would further a business interest of American Honda, individuals and/or entities will be limited to acquiring interests in dealerships as follows:

              a.   HONDA

         No one shall be allowed to acquire an ownership interest, directly or through an Affiliate, in a multiple number of Honda dealerships as provided below:

              a) in a "Metro" market (a "Metro" market is a metropolitan market area represented by two or more Honda dealer points) with two (2) to ten (10) Honda dealership points (inclusive), no Dealer Owner may own, operate or have an interest in more than on
              (1) Honda dealership;

              b) in a Metro market with eleven (11) to twenty (20) Honda dealership points (inclusive), no Dealer Owner may own, operate or have an interest in more than two (2) Honda dealerships;

              c) in a Metro market with twenty-one (21) or more Honda dealership points, no Dealer Owner may own, operate or have an interest in more than three (3) Honda dealerships;

              d) 4% of the Honda dealerships in any one of the ten Honda Zones; and

              e)   seven (7) Honda dealerships nationally.

              No one shall acquire contiguous Honda dealerships.

              b.   ACURA

              No one shall be allowed to acquire an ownership interest, directly or through an Affiliate, in a multiple number of Acura dealerships as provided below:

              (a) one (1) Acura dealer in a "Metro" market (a "Metro" market is a Metropolitan market area represented by two or more Acura dealer points)

              (b)  two (2) Acura dealerships in any one of the Six Acura Zones;
              and

              (c)  three (3) Acura dealerships nationally.

              No one shall acquire contiguous Acura dealerships.

              "Affiliate" of, or a person or entity "affiliated" with, a specified person or entity, means a person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the person or entity specified. For the purpose of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with" means the possession, directly or indirectly, or the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of securities, by contract or otherwise.

         7. The dealership would continue to have the same reporting requirements as all other Honda and Acura dealerships, including dealership-specific financial information on the same basis that the dealership has provided such information in the past. In the case of corporations that, with American Honda's approval, own multiple Honda and Acura dealerships, each such dealership must be separately incorporated and financial information must be broken down by individual dealership and must meet capitalization requirements, etc., by individual dealership. The corporate by-laws of the individual corporation that actually owns a Honda or Acura dealership must restrict it from engaging in any activity other than the ownership and maintenance of a Honda or Acura dealership.

         8. The dealership must agree to provide American Honda with all information and documents, including but not limited to SEC filings, that evidence a substantial change of ownership or control of such dealership or any entity with a controlling interest in such dealership. Individuals or entities that acquire, own or control more than 5% of any entity that owns or controls a Honda or Acura dealership must provide American Honda with copies of all filings made to the SEC, all comparable filings made to state agencies, and, at least once annually, the most recent calendar year's fully audited financial statements. Nothing in this section 8 should be construed to limit the requirement that any proposed change in the ownership or control of privately-held shares of a dealership or an entity that owns a dealership must be reported to American Honda and is subject to American Honda's prior written approval.

         9. For allocation and other purposes, transfer of Honda or Acura Automobiles from one dealership to another dealership owned and/or controlled by the same entity will be treated the same as a transfer between separately-owned dealers.

         10. The dealership should be committed to providing separate, freestanding Dealership Operations that exclusively offer a full range of Honda Products and services or Acura Products and services and do not offer competing products or services from its Dealership Premises.

         11. The controlling individual or entity must be liable for the operation of the dealership and must agree to indemnify American Honda for any claims made by shareholders of publicly-held shares against American Honda to the full extent permitted by law. American Honda must have the right (but not the obligation) to review all documentation and other representations to the public about any offering of stock in the dealership or the entity owning the dealership. Whether or not American Honda reviews them, such documentation and representations must include an affirmative statement that American Honda is completely independent of the entity offering the stock and that, although American Honda's acts or omissions may have an impact on the value of the stock, American Honda bears no


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    responsibility for such impact and has no liability to any investor under any legal or equitable theory.

         12. The entity that owns or controls the dealership may not commingle its trademarks with dealer trademarks other than those used exclusively in connection with the dealership. For example, a dealer could use its own "dealership" trademark in conjunction with the Honda or Acura trademarks as in "John Smith HONDA" but it could not use a trademark in conjunction with the Honda or Acura Trademarks that it also uses in conjunction with the non-Honda or non-Acura goods or services. The entity must agree to maintain the Honda or Acura brand image, as that image is developed by American Honda.

         13. The entity that owns the dealership must agree to have all dealership sales and service personnel certified by American Honda pursuant to its usual certification programs; to use and sell genuine Honda and Acura parts and accessories; and to participate in good faith in applicable Honda or Acura sales, marketing, service, parts, facility image and upgrade, training, customer satisfaction, and diversity programs.

         14. The Dealer Agreement will also provide that breaches of the Dealer Agreement or failure to adhere to American Honda requirements by any individual dealership owned by an entity shall be treated as breaches of the Dealer Agreement between American Honda and such entity and shall constitute reasonable grounds for rejection by American Honda of acquisition by the entity of additional Honda or Acura dealerships.

         15. American Honda will not approve any transfer of a dealership that is not in full compliance with the Dealer Agreement between American Honda and such dealership prior to such transfer.

         16. The Dealer Agreement with the entity that owns the dealership will include provisions that incorporates the provisions of this Policy and, without limiting the foregoing, permit American Honda to terminate the Dealer Agreement for breaches of the above-listed requirements and to reacquire the dealership as set forth in subsection IIIC3 above.

INQUIRIES ABOUT THE POLICY SHOULD BE MADE TO HONDA DEALER PLACEMENT DEPARTMENT AND/OR ACURA DEALER DEVELOPMENT, AS APPLICABLE.

INQUIRIES ABOUT THE TRANSFER OF A DEALERSHIP SHOULD BE MADE TO ZONE SALES
OFFICE.


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